UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

LAYNE CHRISTENSEN COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Hughes Landing Blvd, Suite 700

The Woodlands, Texas 77380

(Address of principal executive offices)

(281) 475-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2014, the Board of Directors of Layne Christensen Company (the “Corporation”) approved an amendment to the Corporation’s Amended and Restated Bylaws (as amended, the “Bylaws”), effective as of that same date, adding a new Section 8 to Article VI providing an exclusive forum provision for the adjudication of certain disputes. This provision provides that, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of a breach of fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director, officer, or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware or the federal district court for the District of Delaware in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.

A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Layne Christensen Company (effective as of April 15, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company

Date: April 16, 2014	By:	/s/ James R. Easter
James R. Easter
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Layne Christensen Company (effective as of April 15, 2014).